GENTOR RESOURCES, INC.

571 CEDAR HILLS ROAD

WHITEHALL, MT 59759

GENTOR INTERCEPTS SIGNIFICANT MOLYBDENUM, TUNGSTEN AND SILVER MINERALIZATION AT ITS IDAHO MOLY PROJECT

WHITEHALL, MT, January 9, 2008 - GENTOR RESOURCES INC. (“Gentor” or the “Company”) (OTCBB -“GNTO”) is pleased to report assay results for the first two drill holes on the IMA Mine molybdenum-tungsten project in Patterson, Idaho.

IMA-21 was collared at the D level portal, elevation 6856 feet, Azimuth 299 degrees, dip -53.5 degrees in 30 feet of overburden and drilled to a total depth of 1959 feet.

The hole penetrated 747.6 feet of overlying meta-sediments before entering the granite intrusive for the remainder of the hole. Both the sediments and the intrusive were mineralized over the entire length of the hole. A zone in the granite starting at the contact at 777.6 feet and continuing to 1212 feet (434.4 ft) averaged .075% MoS(2), .026% W (tungsten), and .2 oz/ton Ag.

A lower zone was encountered from 1397.8 feet to 1624 feet (226.2 ft.) which assayed .152% MoS(2), .011%W and .08 oz/ton Ag. This zone included a 10 foot intersection grading .84% MoS(2) from 1534 to 1544 feet.

Two quartz veins assayed high in tungsten with significant base metal values. From 336 feet to 356.5 feet (20.5 ft.) the grade was .058% MoS(2), .394% W, 1 oz/ton Ag, .111% Cu (copper), .416% Pb (lead) and .106% Zn (zinc). From 1212.4 feet to 1221.9 feet (9.5 ft.), the grade was .326% W, .96 oz/ton Ag, .145%Cu, .263% Pb, and .328% Zn.

IMA 22 was collared at the Zero level portal, elevation 6065 feet, Azimuth 321.4 degrees, dip -60 degrees in 28 feet of overburden and drilled to a total depth of 2295 feet. Assays have been received for the upper portion of this hole. The contact zone from 638.4 to 715.6 feet (77.2 ft.) graded .144% MoS(2), .047% W, and .38 oz/ton Ag within a longer intercept between 640.9 to 785.6 feet (144.7 ft.), which graded .116% MoS(2).

Drilling is continuing with two rigs. Hole 23 and 23A were collared on the D level. Hole 23 was abandoned due to difficult rock conditions, while hole 23A continues at a depth of 1625 feet. Hole 24 was completed from the zero level. Drilling on hole 25, also collared on the Zero level, continues at a depth of 730 feet.

All drill core is logged on site and sawn in half with diamond saws. One half is bagged and shipped to one of two certified labs (ALS Chemex and SGS Labs) in Elko, NV, while the other half is archived and stored on site. For QC/QA purposes standards are randomly inserted into the sample stream. Selected samples are sent to the second lab for verification assaying.

Qualified Person

L. Joseph Bardswich (P. Eng.), the Company's President and Chief Executive Officer, is the “qualified person” responsible for the preparation of the technical information in this release.

Gentor Resources Inc is a US-based mineral exploration and development company whose projects include the IMA Mine molybdenum-tungsten property in Idaho and the prospective Delmoe Lake gold project in Montana. The Company's strategy is to create shareholder value by acquiring and developing highly prospective mineral properties in the United States and internationally.

Cautionary Notes

The exploration results for the IMA Mine reported in this news release are based on data from sources believed by the Company to be reliable. This information is referred to only to indicate the results of the exploration on the IMA Mine and is relevant only to the extent it indicates the presence of mineralization. However, there is no certainty that exploration of the IMA Mine will achieve results which are consistent with the exploration results identified in this news release.

This news release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the Company expects to occur, are forward looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “plans” “anticipates”, “believes”, “understands”, “intends”, “estimates”, “projects”, “potential” and similar expressions, or that events or conditions “will”, “would”, “may”, “could” or “should” occur. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions.